Exhibit 24.3

POWER OF ATTORNEY

The undersigned, Susan Givens, constitutes and appoints Jonathan R. Brown her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for her and in her name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement on Form S-11 of New Residential Investment Corp., and any additional related registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended (including post-effective amendments to the registration statement and any such related registration statements), and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature: /s/Susan Givens

Name: Susan Givens

Date: November 14, 2013